Exhibit 99.1
HARLAND CLARKE HOLDINGS CORP.
REPORTS FIRST QUARTER 2011 RESULTS
Harland Clarke Holdings Corp. to Participate in M & F Worldwide Corp.
Conference Call on May 9, 2011
     San Antonio, TX — May 5, 2011 — Harland Clarke Holdings Corp. (“Harland Clarke Holdings” or the “Company”) today reported results for the first quarter ended March 31, 2011. In addition to the Harland Clarke Holdings Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today, Harland Clarke Holdings’ financial results are also consolidated in the Quarterly Report on Form 10-Q filed today by M & F Worldwide Corp. (“M & F Worldwide”) (NYSE: MFW), which is the indirect parent company of Harland Clarke Holdings.
     M & F Worldwide will host a conference call to discuss its first quarter 2011 results on May 9, 2011, at 9:00 a.m. (EDT). The conference call will be accessible by dialing (800) 230-1085 in the United States and (612) 288-0329 internationally. For those unable to listen live, a replay of the call will be available by dialing (800) 475-6701 in the United States and (320) 365-3844 internationally; Access Code: 202674. The replay will be available from 11:00 a.m. (EDT) Monday, May 9, 2011, through 11:59 p.m. (EDT) Monday, May 23, 2011.
First Quarter 2011 Highlights
•	The Company continued to expand Scantron’s web-based education solutions through the acquisition of GlobalScholar, which was completed on January 3, 2011.

•	Net revenues of $403.9 million, down $26.1 million, or 6.1%, as compared to first quarter of 2010.

•	Operating income of $61.8 million, down $21.4 million, or 25.7%, as compared to the first quarter of 2010, in part due to costs associated with Scantron’s recent acquisitions of GlobalScholar and Spectrum K12 including investments in growth initiatives and product development.

•	Net income of $23.4 million, down $8.8 million, or 27.3%, as compared to the first quarter of 2010.
First Quarter 2011 Performance
Consolidated Results
     Consolidated net revenues decreased by $26.1 million, or 6.1%, to $403.9 million for the first quarter of 2011 from $430.0 million for the first quarter of 2010. The decrease was primarily due to volume declines in checks and related products and decreased revenues per unit at the Harland Clarke segment, partially offset by increases in revenues at the Harland Financial Solutions and Scantron segments.
     Operating income decreased by $21.4 million, or 25.7%, to $61.8 million for the first quarter of 2011 from $83.2 million for the first quarter of 2010. The decrease was primarily due to costs incurred at the Scantron segment related to the acquisitions of KUE Digital Inc., KUED Sub I LLC and KUED Sub II LLC (collectively referred to as “GlobalScholar”) in January 2011 and Spectrum K12 School Solutions, Inc. (“Spectrum K12”) in July 2010, as further described in Segment Results below. Volume declines in check and related products and decreased revenues per unit at the Harland Clarke segment also contributed to the decrease in operating income.
     Net income decreased by $8.8 million, or 27.3%, to $23.4 million for the first quarter of 2011 from $32.2 million for the first quarter of 2010, primarily resulting from the $21.4 million ($13.1 million after tax) decrease in operating income, partially offset by a decline in interest expense and a lower effective tax rate.
     Adjusted EBITDA decreased by $21.2 million, or 16.6%, to $106.3 million for the first quarter of 2011 from $127.5 million for the first quarter of 2010. Adjusted EBITDA is a non-GAAP measure that is defined in the footnotes to this release and reconciled to net income, the most directly comparable GAAP measure, in the accompanying financial tables.

Segment Results
     Net revenues for the Harland Clarke segment decreased by $30.3 million, or 9.8%, to $279.4 million for the first quarter of 2011 from $309.7 million for the first quarter of 2010. The decrease was primarily due to volume declines in check and related products, and decreased revenues per unit. Operating income for the Harland Clarke segment decreased by $9.8 million, or 14.9%, to $55.8 million for the first quarter of 2011 from $65.6 million for the first quarter of 2010. The decrease in operating income was primarily due to volume declines and decreased revenues per unit, partially offset by labor cost reductions resulting from restructuring activities and lower depreciation and travel expenses. Operating income for the first quarters of 2011 and 2010 includes restructuring costs of $2.6 million and $1.7 million, respectively.
     Net revenues for the Harland Financial Solutions segment increased by $2.7 million, or 3.9%, to $72.0 million for the first quarter of 2011 from $69.3 million for the first quarter of 2010. The increase was primarily due to revenues from the acquisition of Parsam Technologies, LLC (“Parsam”) in December 2010 and increases in software revenues and services revenues, partially offset by decreases in maintenance fees. Operating income for the Harland Financial Solutions segment increased by $2.6 million, or 22.8%, to $14.0 million for the first quarter of 2011 from $11.4 million for the first quarter of 2010. The increase in operating income was primarily due to the increase in revenues, a decrease in amortization expense and a decrease in compensation expense related to an incentive agreement from an acquisition, partially offset by costs related to the acquisition of Parsam.
     Net revenues for the Scantron segment increased by $1.5 million, or 2.9%, to $52.6 million for the first quarter of 2011 from $51.1 million for the first quarter of 2010. The increase was primarily due to the acquisitions of GlobalScholar and Spectrum K12, increases in field services installations and increases in revenues from web-based products and services for the education market. Revenue increases were partially offset by declines in forms, systems hardware and survey services revenues. Net revenues in the 2011 period included charges of $2.9 million for non-cash fair value acquisition accounting adjustments to deferred revenue related to the GlobalScholar and Spectrum K12 acquisitions. In addition, the current accounting for revenue recognition for the recent acquisitions results in a substantial deferral of revenue into future periods for amounts that are billed and collected, while costs related to these sales are incurred and recognized in the current period. Operating income (loss) for the Scantron segment decreased by $13.7 million, or 147.3%, to an operating loss of $(4.4) million for the first quarter of 2011 from operating income of $9.3 million for the first quarter of 2010. The decrease in operating income was primarily due to costs associated with Spectrum K12 and GlobalScholar, including $4.4 million of intangible asset amortization expense in the first quarter of 2011, the impact of the revenue acquisition accounting adjustments, as well as investments in growth initiatives and product development costs.
About Harland Clarke Holdings
     Harland Clarke Holdings has three business segments, which are operated by Harland Clarke, Harland Financial Solutions and Scantron. Harland Clarke is a provider of checks and related products, direct marketing services and customized business and home office products. Harland Financial Solutions provides technology products and related services to financial institutions. Scantron is a leading provider of data management solutions and related services to educational, healthcare, commercial and governmental entities worldwide including testing and assessment solutions, patient information collection and tracking, and survey services.
Forward-Looking Statements
     This press release contains forward-looking statements that reflect management’s current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Harland Clarke Holdings’ control. All statements other than statements of historical facts included in this press release, including those regarding Harland Clarke Holdings’ strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Harland Clarke Holdings believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. In addition to factors described in Harland Clarke Holdings’ Securities and Exchange Commission filings and others, the following factors may cause Harland Clarke Holdings’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: (1) Harland Clarke Holdings’ substantial indebtedness; (2) difficult conditions in financial markets, the downturn in and potential worsening of general economic and market conditions and the impact of the credit crisis; (3) covenant restrictions under Harland Clarke Holdings’ indebtedness that may limit its ability to operate its business and react to market changes; (4) the maturity of the principal industry in which the Harland Clarke segment operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods, a decline in consumer confidence and/or checking account openings and other factors, and our ability to grow non-check-related product lines; (5) consolidation among or failure of financial institutions, decreased spending by financial institutions on our products and services and other adverse changes among the large clients on which Harland Clarke Holdings depends, resulting in decreased revenues and/or pricing pressure; (6) the ability to retain Harland Clarke Holdings’ clients; (7) the ability to retain Harland Clarke Holdings’ key employees and management; (8) lower than expected cash flow from operations; (9) significant increases in interest rates; (10) intense competition in all areas of Harland Clarke Holdings’ business; (11) interruptions or adverse changes in Harland Clarke Holdings’ supplier relationships, technological capacity, intellectual property matters, and applicable laws; (12) decreases to educational budgets as a result of the continued general economic downturn and the resulting impact on Scantron’s customers; (13) variations in contemplated brand strategies, business locations, management positions and other business decisions in connection with integrating acquisitions; (14) Harland Clarke Holdings’ ability to successfully integrate and manage recent acquisitions as well as future acquisitions; (15) Harland Clarke Holdings’ ability to achieve vendor-specific objective evidence for software businesses we have acquired or will acquire, which could affect the timing of recognition of revenue; (16) Harland Clarke Holdings’ ability to implement any or all components of its business strategy or realize all of its expected cost savings or synergies from acquisitions; (17) acquisitions otherwise not being successful from a financial point of view, including, without limitation, due to any difficulties with Harland Clarke Holdings servicing its debt obligations; and (18) weak economic conditions and declines in the financial performance of our businesses that may result in material impairment charges.
     You should read carefully the factors described in Harland Clarke Holdings’ Annual Report on Form 10-K for the year ended December 31, 2010 for a description of risks that could, among other things, cause actual results to differ from these forward looking statements.
Non-GAAP Financial Measures
     In this release, Harland Clarke Holdings presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Harland Clarke Holdings that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.
     EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to contract acquisition payments). Harland Clarke Holdings presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Harland Clarke Holdings’ industries.
     Harland Clarke Holdings believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance, although EBITDA should not be considered as a measure of liquidity. In addition, Harland Clarke Holdings utilizes EBITDA when interpreting operating trends and results of operations of its business.
     Harland Clarke Holdings also uses EBITDA for the following purposes: Harland Clarke Holdings’ senior credit facilities use EBITDA (with additional adjustments) to measure compliance with financial covenants such as debt incurrence. Harland Clarke Holdings’ executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Harland Clarke Holdings and others in its industry to evaluate and value potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Harland Clarke Holdings to invest in the growth of its business.
     In addition, in evaluating EBITDA, you should be aware that in the future Harland Clarke Holdings may incur expenses such as those excluded in calculating it. Harland Clarke Holdings’ presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
     EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect Harland Clarke Holdings’ cash expenditures and future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, Harland Clarke Holdings’ working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Harland Clarke Holdings’ debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in Harland Clarke Holdings’ statements of cash flows; and

•	other companies in Harland Clarke Holdings’ industries may calculate EBITDA differently from Harland Clarke Holdings, limiting its usefulness as a comparative measure.
     Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of Harland Clarke Holdings’ business or as a measure of cash that will be available to Harland Clarke Holdings to meet its obligations. You should compensate for these limitations by relying primarily on Harland Clarke Holdings’ GAAP results and using EBITDA only supplementally.
     Harland Clarke Holdings presents Adjusted EBITDA as a supplemental measure of its performance. Harland Clarke Holdings prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Harland Clarke Holdings’ ongoing operating performance. Such items include, but are not limited to, restructuring costs, asset impairment charges, deferred purchase price compensation related to an acquisition and certain acquisition accounting adjustments. You are encouraged to evaluate each adjustment and the reasons Harland Clarke Holdings considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Harland Clarke Holdings may incur expenses, including cash expenses, similar to the adjustments in this presentation. Harland Clarke Holdings’ presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
For additional information contact:
Pete Fera
210-697-1208
- tables to follow -

Harland Clarke Holdings Corp. and Subsidiaries
Consolidated Statements of Income
(in millions)

	(unaudited)
	Three Months Ended
	March 31,
	2011	2010
Product revenues, net	$324.0	$350.2
Service revenues, net	79.9	79.8

Total net revenues	403.9	430.0
Cost of products sold	197.1	206.6
Cost of services provided	39.7	40.9

Total cost of revenues	236.8	247.5

Gross profit	167.1	182.5
Selling, general and administrative expenses	101.7	96.1
Asset impairment charges	1.3	—
Restructuring costs	2.3	3.2

Operating income	61.8	83.2
Interest income	0.1	0.2
Interest expense	(27.2)	(29.9)

Income before income taxes	34.7	53.5
Provision for income taxes	11.3	21.3

Net income	$23.4	$32.2

Harland Clarke Holdings Corp. and Subsidiaries
Business Segment Information
(in millions)

	(unaudited)
	Three Months Ended
	March 31,
	2011	2010
Net revenues
Harland Clarke segment	$279.4	$309.7
Harland Financial Solutions segment	72.0	69.3
Scantron segment	52.6	51.1
Eliminations	(0.1)	(0.1)

Total net revenues	$403.9	$430.0

Operating income
Harland Clarke segment	$55.8	$65.6
Harland Financial Solutions segment	14.0	11.4
Scantron segment	(4.4)	9.3
Corporate	(3.6)	(3.1)

Total operating income	$61.8	$83.2

Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA (in millions):

	(unaudited)
	Three Months Ended
	March 31,
	2011	2010
Net income	$23.4	$32.2
Interest expense, net	27.1	29.7
Provision for income taxes	11.3	21.3
Depreciation and amortization	40.4	40.3

EBITDA	102.2	123.5
Adjustments:
Restructuring costs (a)	2.3	3.2
Acquisition-related deferred compensation and changes in contingent consideration (b)	(2.7)	0.4
Asset impairment charges (c)	1.3	—
Impact of purchase accounting adjustments (d)	3.2	0.4

Adjusted EBITDA	$106.3	$127.5

(a)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)	Reflects charges accrued under deferred purchase price agreements and changes in estimates of contingent consideration related to acquisitions.

(c)	Reflects non-cash impairment charges from the write-down of assets.

(d)	Reflects the non-cash fair value deferred revenue adjustments related to acquisition accounting.